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                           SHARE PURCHASE AGREEMENT


                                  dated as of


                               December 31, 1999


                                    between


                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                      and


                            SCOTTISH HOLDINGS, LTD.



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                           SHARE PURCHASE AGREEMENT

     SHARE PURCHASE AGREEMENT (this "Agreement") dated as of December 31, 1999, between Scottish Annuity & Life Holdings, Ltd., a company organized and existing under the laws of the Cayman Islands ("Purchaser"), and Scottish Holdings, Ltd., a company organized and existing under the laws of the Cayman Islands (the "Seller").

                                   RECITALS:
                                   --------

     A. Seller is the registered and beneficial owner of all of the issued and outstanding ordinary shares, par value $1.00 (the "Shares"), of The Scottish Annuity Company (Cayman) Ltd. (the "Company").

     B. Seller and Purchaser have determined to enter into this Agreement which provides for Seller to sell, transfer and convey to Purchaser, and Purchaser to purchase and receive from Seller, all of the Shares.

     NOW, THEREFORE, in consideration of the warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF THE SHARES

     Section 1.1  Sale and Transfer of the Transferred Shares.  Subject to the
                  -------------------------------------------
provisions of this Agreement, Seller agrees to sell, and Purchaser agrees to purchase, the Shares as of and with effect from the Closing.

     Section 1.2  Payment.  (a) The total purchase price payable by Purchaser to
                  -------
Seller (the "Purchase Price"), shall be (i) $10,500,000.00 in cash and (ii) $1,062,161.84 in cash, representing purchase price consideration for current assets of the Company consisting of cash of $250,000.00, fees receivables in the amount of $826,503.30, and a deposit on the phone system in the amount of $3,658.54 less audit fees payable in the amount of $18,000.00.

             (b) The portion of the purchase price set forth in Section 1.2(a)(ii) above will be subject to a positive or negative adjustment at Closing to reflect, on a dollar-for-dollar basis, changes in the current liabilities, cash, and cash equivalents of the Company on the Closing Date.

     Section 1.3  Closing.  Unless this Agreement has been terminated and the
                  -------
transactions contemplated under this Agreement have been abandoned pursuant to
Section 5.1, the closing of the transfer of the Shares (the "Closing") will take place at the offices of the Purchaser, at 10:00 a.m. on December 31, 1999 (the "Closing Date"). The Closing will be effective as of 11:59 p.m. on the Closing Date. At the Closing, Purchaser shall pay the Cash Payment via wire transfer of immediately available funds to the account designated by Seller, and Seller shall deliver to Purchaser at the Closing the Shares free and clear of any mortgage, lien, pledge, charge, security interest, restriction on voting or transfer, or other encumbrance ("Lien") with the certificate or certificates (i) evidencing the Shares duly endorsed or (ii) accompanied by a duly executed share transfer power.

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                                  ARTICLE II
                           REPRESENTATIONS OF SELLER

     Seller hereby represents to Purchaser as follows:

     Section 2.1  Corporate Organization and Qualification. The Company is a
                  ----------------------------------------
company duly organized and validly existing under the laws of the Cayman
Islands.

     Section 2.2  Corporate Authority. Seller has the requisite corporate power
                  -------------------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated to be performed hereunder have been duly authorized by all necessary corporate actions of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     Section 2.3  Capital of the Company
                  ----------------------

             (a) The authorized capital of the Company consists of 1,000,000 ordinary shares, $1.00 par value, of which 250,000 shares are issued and outstanding, and the Shares constitute all of the issued and outstanding shares of the Company. Seller is the registered and beneficial owner of the Shares free and clear of any Lien.

             (b) The Shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no (i) securities of the Company convertible into or exchangeable for shares of the Company, (ii) warrants, options or other rights to acquire from the Company, or other obligations of the Company, to issue any shares or securities convertible into or exchangeable for shares of the Company, or (iii) bonds, debentures, notes or other obligations or securities of the Company, the holders of which have the right to vote with the shareholders of the Company, on any matter submitted for the vote of the Company shareholders.

     Section 2.4  Information; Financial Condition; No Material Adverse Change.
                  ------------------------------------------------------------
Purchaser has received from the Company its Memorandum of Association and its Articles of Association (the "Company Corporate Documents") and its audited balance sheet dated December 31, 1998, its audited statement of income, shareholder's equity, and cash flows for the year ended December 31, 1998, its unaudited balance sheet dated September 30, 1999, and its unaudited statement of income, shareholder's equity, and cash flows for the period ended September 30, 1999 in the form attached as Exhibit A hereto (the "Company Financial Statements"). Purchaser has also received an unaudited, pro forma balance sheet dated December 31, 1999 and unaudited, pro forma statement of income, shareholder's equity, and cash flows for the period ended December 31, 1999 in the form attached to Exhibit B. Seller represents that (a) the Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles and present fairly the financial condition and results of operations of the Company as of such dates and for the periods indicated, (b) all material liabilities and obligations of the Company are reflected on or reserved against in such balance sheets or in the notes to such financial statements, and (c) since September 30, 1999,

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there has not been, and at Closing there will not be, any material adverse change in the financial condition, results of operations or business of the Company nor any condition, event or development that may reasonably be expected to result in any such material adverse change, except as otherwise disclosed in Exhibit B.
---------

     Section 2.5  Company Authority. The Company possesses all licenses and
                  -----------------
authority required for the conduct of its business as presently conducted and the purchase of the Shares by Purchaser will not conflict with or terminate, or create a condition permitting the termination of, such licenses and authority.

     Section 2.6  Further Assurances.  From and after Closing, Seller shall
                  ------------------
execute and deliver any assignments or assurances and shall take and do any other actions or things reasonably necessary to carry out the intention of this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS OF PURCHASER

     Purchaser hereby represents to Seller as follows:

     Section 3.1  Corporate Organization and Qualification. Purchaser is a
                  ----------------------------------------
company validly existing and in good standing under the laws of the Cayman Islands.

     Section 3.2  Corporate Authority. Purchaser has the requisite corporate
                  -------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated to be performed hereunder have been duly authorized by all necessary corporate actions. This Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     Section 3.3  Suitability and Sophistication. Purchaser (a) is an
                  ------------------------------
"accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, (b) has such knowledge and experience in financial and business affairs generally and in the fixed annuity business in particular that it is capable of evaluating the risks and merits of purchasing the Shares, (c) has independently evaluated the risks and merits of purchasing the Shares and has independently determined that the Shares are a suitable investment for the Purchaser, which has a current on- going business arrangement with the Company and is therefore knowledgeable about the Company's business, (d) has sufficient financial resources to bear the loss of its entire investment in the Shares, (e) has received from Seller and the Company, or had made available to it, financial and other information related to the Company, and the Company and its officers, as well as the Seller, have made themselves available to answer any questions about the Company, its business and the Shares and have agreed to provide all information about the Company, its business and the Shares reasonably available to the Company or the Seller and (f) understands that the Shares have not been registered under the Securities Act or any state or foreign securities law, and may not be transferred unless subsequently registered thereunder or pursuant to an

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exemption from regulation and that a legend indicating such restriction should be placed on the certificates representing the Shares.

     Section 3.4  Further Assurances.  From and after the Closing Purchaser
                  ------------------
shall execute and deliver any assignments or assurances and shall take and do any other actions or things reasonably necessary to carry out the intention of this Agreement.

                                  ARTICLE IV
                          CONDITIONS TO THE TRANSFER

     Section 4.1  Conditions to the Obligations of Seller.  The obligation of
                  ---------------------------------------
Seller to consummate the transfer of the Shares is subject to the satisfaction (or waiver by Seller) of the condition that (a) Purchaser shall have performed and complied with in all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date and (b) the transactions contemplated in Exhibit B shall have been consummated.

     Section 4.2  Conditions to the Obligations of Purchaser.  The obligation of
                  ------------------------------------------
Purchaser to consummate the transfer of the Shares is subject to the satisfaction (or waiver by Purchaser) of the condition that Seller shall have performed and complied with in all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

                                   ARTICLE V
                                  TERMINATION

     Section 5.1  Termination.  This Agreement may be terminated and the
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transactions contemplated hereby may be abandoned at any time prior to the
Closing by mutual written consent of Seller and Purchaser.

     Section 5.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or their respective directors, officers or shareholders. Nothing in this Article V shall, however, relieve any party to this Agreement of liability for breach of this Agreement occurring prior to such termination, or for breach of any provision of this Agreement which specifically survives termination hereunder.

                                  ARTICLE VI
                                TRANSFER TAXES

     Section 6.1  Transfer Taxes.  Purchaser shall be responsible for the
                  --------------
payment of all national, state, local, municipal and other transfer, stamp, sales, use or other similar taxes (and all recording or filing fees) resulting from the transactions contemplated by this Agreement.

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                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof. It is agreed that neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set forth in this Agreement.

     Section 7.2  Notices.  All notices, requests and other communications to
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any party hereunder shall be in writing (including facsimile) and signed by or on behalf of the party giving it and shall be given by personal delivery, certified or registered mail or telecopy

     if to Seller, to:        Scottish Holdings, Ltd.
                              P.O. Box 10658 APO
                              5th Floor
                              Ugland House
                              Grand Cayman
                              Attn:  Manager, Finance and Administration
     Facsimile:               (345) 949-2519
     Telephone:               (345) 949-2519


     If to Purchaser to:      Scottish Annuity & Life Holdings, Ltd.
                              P.O. Box 10657 APO
                              Grand Pavilion Commercial Centre
                              802 West Bay Road
                              Grand Cayman
                              Cayman Islands, BWI
                              Attn:  President and Chief Executive Officer
     Facsimile:               (345) 945-0300
     Telephone:               (345) 949-2800

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, three hours after the time of dispatch to the facsimile number specified in this Section 7.2 provided the appropriate confirmation is received, or (ii) if given by any other means allowed under this Section 7.2, twenty-four hours after being sent to the address specified in this Section 7.2.

     Section 7.3  Amendments; No Waivers.
                  -----------------------

             (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an

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amendment, by Seller and Purchaser or in the case of a waiver, by the party against whom the waiver is to be effective.

             (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

     Section 7.4  Expenses.  Except as otherwise provided herein, all costs and
                  --------
expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 7.5  Successors and Assigns.  The provision of this Agreement
                  ----------------------
shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns, provided that, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 7.6  Certain Interpretive Matters.
                  ----------------------------

             (a) Unless the context otherwise requires, (i) all references in this Agreement to Sections or Articles are to Sections or Articles of this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, and (iii) words in the singular include the plural and vice versa. All
                                                           ---- -----
references to "$" or dollar amounts will be to lawful currency of the United States of America.

             (b) Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7  Counterparts; Effectiveness.  This Agreement may be signed in
                  ---------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 7.8. Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        BY PURCHASER:

                        SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                        By:  /s/ Henryk Sulikowski
                            ----------------------------------------------------
                        Name:  Henryk Sulikowski
                              --------------------------------------------------
                        Title: Senior Vice President and Chief Insurance Officer
                               -------------------------------------------------


                        BY SELLER:

                        SCOTTISH HOLDINGS, LTD.

                        By:  /s/ Karla Bodden
                            ---------------------------------------------------
                        Name:  Karla Bodden
                              -------------------------------------------------
                        Title: Director
                               ------------------------------------------------


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                                   EXHIBIT A


                             FINANCIAL STATEMENTS

                                   EXHIBIT B

     Prior to the Closing, SAC will declare a dividend in the amount of $12,213,031.15 and a return of capital in the amount of $23,591,346.11. The unaudited, pro forma balance sheet dated December 31, 1999 and the unaudited, pro forma statement of income, shareholder's equity, and cash flows for the year ending December 31, 1999 are attached to this Exhibit B.